UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

RACKSPACE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19122 US Highway 281N, Suite 127
San Antonio, Texas 78258
(Address of principal executive offices, including zip code)

1-800-961-4454
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.02    Unregistered Sales of Equity Securities.
On November 6, 2026, Rackspace Technology, Inc. (the "Company") entered into a share purchase agreement (the "Voss SPA") for the issuance and sale of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), in a private placement to Voss Capital, LP, on behalf of certain entities and managed accounts in accordance with the allocations set forth in the Voss SPA. Pursuant to the Voss SPA, on November 9, 2026, the Company issued 18,181,816 shares (the "Voss Shares") of Common Stock for an aggregate cash purchase price of approximately $50 million. On November 9, 2026, the Company entered into additional share purchase agreements for the issuance and sale of Common Stock in a private placement to additional purchasers, pursuant to which the Company issued an aggregate of 5,818,181 shares (the "Additional Shares," and together with the Voss Shares, the "Shares") for an aggregate cash purchase price of approximately $16 million.

The issuance of the Shares was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), as a transaction by an issuer not involving a public offering. Each Purchaser represented to the Company that it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act, that it was acquiring Shares for investment and not with a view to distribution, and that it was not subscribing for the Shares as a result of any general solicitation or general advertising. The shares were issued as "restricted securities" and may not be resold absent registration under the Securities Act or an applicable exemption from registration. No underwriting discounts or commissions were paid in connection with the issuance of the Shares.

Pursuant to the share purchase agreements, the Company, directly or through one or more of its subsidiaries, expects to use the proceeds from the sale of the Shares for general corporate purposes, including, without limitation, for working capital, capital expenditures, and growth capital (including GPU-related initiatives).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

Date:	November 10, 2026	By:	/s/ Sarah Alexander
Sarah Alexander
Vice President, Deputy General Counsel & Assistant Secretary